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                                                                      EXHIBIT 21

                        T/SF COMMUNICATIONS CORPORATION
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                                  SUBSIDIARIES

         ENTITY                            PERCENT OWNED        JURISDICTION OF INCORPORATION
         -------                           -------------        -----------------------------

Atwood Convention Publishing, Inc.            100% /1/          Missouri - convention publications
Convention News Source, Inc.                  100% /2/          Missouri - inactive
DacNet, Inc.                                  100% /3/          Oklahoma - inactive
Expo Magazine, Inc.                           100% /4/          Kansas - trade publications
Galaxy Design & Printing, Inc.                100% /5/          Maryland - commercial printing
Galaxy Registration, Inc.                     100% /1/          Maryland - convention registration
G.E.M. Communications, Inc. (formerly BMT     100% /1/          Oklahoma - trade publications
  Communications, Inc.)
M-R Creative, Inc.                            100% /6/*         New York - inactive
Mexico Gaming Summit L.L.C.                   40%  /7/          Nevada - gaming conference
National Employment Screening Services, Inc.  100% /3/          Oklahoma - employment screening
New York Community Newspapers, Inc.           100% /4/          New York - inactive
South Jersey Shopper, Inc.                    100% /8/          New Jersey - inactive
Transportation Communications Services, Inc.  100% /3/          Oklahoma - information service
T/SF Investment Co.                           100% /4/          Delaware - investment holding
                                                                  company
T/SF New Jersey, Inc. (formerly Shopper's     100% /4/**        New Jersey - inactive
   Guide, Inc.)
T/SF New York, Inc., (formerly                100% /4/*         New York - inactive
   Marks-Roiland Communications, Inc.)
T/SF of Nevada, Inc.                          100% /1/          Nevada - gaming conference and
                                                                  trade show
Transportation Information Services, Inc      100% /1/          Oklahoma-motor vehicle reports and
                                                                  truck driver employment
                                                                  information
Tulsa Tribune Company                         100% /1/          Delaware - newspaper publication
                                                                  until October 1, 1992

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/1/  Owned by T/SF Investment Co.
/2/  Owned by Atwood Convention Publishing, Inc.
/3/  Owned by Transportation Information Services, Inc.
/4/  Owned by T/SF Communications Corporation.
/5/  Owned by Galaxy Registration, Inc.
/6/  Owned by T/SF New York, Inc.
/7/  Owned by T/SF of Nevada, Inc.
/8/  Owned by T/SF New Jersey, Inc.
*    Sold assets effective November 1, 1993.
**   Sold assets effective April 30, 1994.